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                                                                   EXHIBIT 10.16

                              AMENDMENT NO. 1 TO
                              ------------------
                             EMPLOYMENT AGREEMENT
                             --------------------


     Amendment No. 1, dated as of January 31, 1997 (this "Amendment"), by and between CULLIGAN WATER TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and Douglas A. Pertz (the "Executive") to the Employment Agreement (the "Employment Agreement"), dated as of December 15, 1994, by and between CULLIGAN INTERNATIONAL COMPANY, a Delaware corporation ("Culligan
International"), and the Executive.


                              W I T N E S S E T H:
                              -------------------

     WHEREAS, Culligan International and the Executive entered into the Employment Agreement.

     WHEREAS, Culligan International transferred the Executive's employment to the Company pursuant to Section 12(k) of the Employment Agreement and the Company and the Executive have acknowledged the assignment of the Employment Agreement to the Company; and

     WHEREAS, concurrently with the execution and delivery of a new employment agreement having a term commencing on February 1, 1998 and ending on January 31, 2000 (the "Extended Term"), the Company and the Executive desire to amend certain of the terms and provisions of the Employment Agreement.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   TERM

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          Section 2 of the Employment Agreement is hereby amended to read in its entirety as follows:

          Subject to the provisions of Section 11 hereof, the term of the Executive's employment (the "Term") shall commence on the date on which the Executive assumes full time duties hereunder (the "Commencement Date") and shall end at 12:01 a.m. on February 1, 1998.

2.   COMPENSATION AND RELATED MATTERS

          (a) Section 4(b) of the Employment Agreement is hereby amended to read in its entirety as follows:

               (b) Base Salary. From the Commencement Date until January 31, 1997, the Company shall pay to the Executive a base salary (the "Salary") at a rate of $275,000 per annum ($22,916.67 per month), in equal installments in accordance with the normal payroll practices of the Company, but not less frequently than monthly. From February 1, 1997 until the end of the Term, the Salary shall be increased to $350,000 per annum ($29,166.67 per month). The Salary may also be increased from time to time by amendment to this Agreement and, if so increased, shall not thereafter be decreased during the Term.

          (b) Section 4(c) of the Employment Agreement is hereby amended by deleting the first sentence thereof and substituting the following in place thereof:

     In addition to the Salary, the Company shall pay to the Executive an annual incentive bonus (the "Incentive Bonus") of up to $275,000 in respect of each of the Company's fiscal years ending January 31, 1996 and January 31, 1997 and up to $350,000 in respect of the Company's fiscal year ending January 31, 1998.

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          (c)  Section 4(i) of the Employment Agreement is hereby deleted in its entirety.

3.   TERMINATION FOR GOOD REASON

          Section 5(d) of the Employment Agreement is hereby amended by deleting the words "ninety (90) days" appearing in the 27th line thereof and substituting "two hundred seventy (270) days" in place thereof.

4.   COMPENSATION UPON TERMINATION

          Section 6(b) of the Employment Agreement is hereby amended by deleting clause (ii)(B) thereof and substituting the following in place thereof:

               (B) as a severance payment (the "Severance Payment"), an amount equal to the greater of (A) $525,000 or (B) $43,750 multiplied by the sum of the number of full calendar months remaining in the Term as of the Date of Termination plus the number of calendar months in the Extended Term.

5.   EFFECTIVENESS OF AMENDMENT

          This Amendment shall become effective as of February 1, 1997. Any amount owing to the Executive due to the increase in the Salary shall be paid to the Executive on the date the Executive is to receive his next installment of the Salary subsequent to the date on which this Amendment is executed and delivered.

6.   MISCELLANEOUS

          (a) Entire Agreement. The parties hereto agree that the Employment Agreement shall remain in full force and effect, except as amended by this Amendment. The Employment Agreement, as so amended, contains the entire understanding and agreement between them, and supersedes all prior understandings and agreements between the parties respecting the

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     employment by the Company of the Executive for all periods prior to
     February 1, 1998 (other than the Stock Option Agreements to which the Executive is a party dated as of January 31, 1995 and January 31, 1997), and that the provisions of this Amendment may not be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by the parties hereto.

          (b) Waiver. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Amendment to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

          (c) Prior Agreements. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in the Employment Agreement or this Amendment.

          (d) Successors; Binding Agreement. This Amendment shall be binding upon and inure to the benefit of the Company and the Executive and any successor of the Company.

          (e) Choice of Law. The validity, interpretation, construction and performance of this Amendment shall be governed by the laws of the State of New York without giving effect to the conflict of laws principles thereof.

          (f) Validity. The invalidity or unenforceability of any other provision or provisions of this Amendment shall not affect the validity or enforce ability of any provision or provisions of this Amendment, which shall remain in full force and effect.

          (g) Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an

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     original but both of which together will constitute one and the same instrument.

          (h) Incorporation by Reference. The incorporation herein of any terms by reference to another document shall not be affected by the termination of any agreement set forth in such other document or the invalidity of any provision thereof.

          (i) Representations and Warranties. The Company represents and warrants that (a) it is fully authorized and empowered to enter into this Amendment and that the Board has approved the terms of this Amendment, (b) the execution of this Amendment and the performance of its obligations under this Amendment will not violate or result in a breach of the terms of any material agreement to which the Company is a party or by which it is bound, (c) no approval by any governmental authority or body is required for it to enter into this Amendment, and (d) this Amendment is valid, binding and enforceable against the Company, except to the extent affected or limited by applicable bankruptcy laws or other statutes governing the rights of creditors generally and any regulations or interpretations thereof. The Executive represents and warrants that his execution of this Amendment and his performance of his duties and responsibilities under this Amendment will not violate or result in a breach of the terms of any material agreement to which he is a party or by which he is bound.

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          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                             CULLIGAN WATER TECHNOLOGIES, INC.

                             By:_______________________________________
                                Name:
                                Title:



                             __________________________________________
                                          DOUGLAS PERTZ